Exhibit 99.2

Broad Street Realty, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

On October 6, 2021, Broad Street Realty, Inc. (the “Company”) completed the merger (the “Greenwood Merger”) pursuant to which it acquired Greenwood Village Shopping Center, a retail shopping center located in Greenwood Village, Colorado with approximately 204,158 square feet of gross leasable area (“Greenwood Village”).

As consideration for the Greenwood Merger, the Company issued an aggregate of 2,752,568 shares of common stock to prior investors in the property-owning entity that was party to the Greenwood Merger. In addition, total consideration for the property included the payoff of approximately $20.2 million of the prior owner’s debt and preferred equity, the payment of approximately $0.1 million in cash to the prior investors and approximately $0.4 million of transaction costs that were capitalized since the transaction was accounted for as an asset acquisition.

In addition, the Company entered into a $23.5 million mortgage loan secured by the property.

The accompanying unaudited pro forma condensed consolidated financial statements primarily give effect to:

•
the acquisition by the Company of Greenwood Village in connection with the Greenwood Merger;
•
the issuance of the shares of common stock and the payments of cash in connection with the Greenwood Merger; and
•
the incurrence of $23.5 million of mortgage indebtedness in connection with the acquisition of Greenwood Village.

Additionally, as previously disclosed in the Company’s Form 8-K/A filed on August 20, 2021, the Company completed the following transactions in the second quarter of 2021:

•
three mergers were completed in May and June 2021 (the “Q2 2021 Mergers”) pursuant to which the Company acquired: (i) Highlandtown Village Shopping Center, a retail shopping center located in Baltimore, Maryland with approximately 57,513 square feet of gross leasable area; (ii) Cromwell Field Shopping Center, a retail shopping center located in Glen Burnie, Maryland with approximately 233,486 square feet of gross leasable area; and (iii) Spotswood Valley Square Shopping Center, a retail shopping center located in Harrisonburg, Virginia with approximately 190,650 square feet of gross leasable area (collectively, the “Q2 2021 Acquired Properties”);
•
in connection with the closing of two of the Q2 2021 Mergers, Lamont Street Partners LLC (“Lamont Street”) contributed an aggregate of $3.9 million in exchange for a 1.0% preferred membership interest in BSV Highlandtown Investors LLC and BSV Spotswood Investors LLC designated as Class A units (the “Lamont Street Preferred Investment”). Lamont Street is entitled to a cumulative annual return of 13.5% on its capital contribution;
•
in connection with the Lamont Street Preferred Investment, the Company issued to Lamont Street warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.50 per share (the “Warrants”); and
•
the Company assumed an aggregate of $31.5 million of mortgage indebtedness secured by the Q2 2021 Acquired Properties in connection with the Q2 2021 Mergers.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2021, reflects the financial position of the Company as if the Greenwood Merger and related transactions had been completed on September 30, 2021. No transaction accounting adjustments related to the Q2 2021 Mergers and related transactions noted above were necessary as such transactions were reflected in our historical consolidated balance sheet at September 30, 2021.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, present the results of operations of the Company as if the Greenwood Merger and the Q2 2021 Mergers and the related transactions had been completed on January 1, 2020. The pro forma transactions noted above are reflected in our historical consolidated statements of operations from their respective dates of acquisition through September 30, 2021. The Company’s transaction accounting adjustments for the Greenwood Merger and the Q2 2021 Mergers reflect the impact on our results of operations for the periods prior to the respective closing dates of the acquisitions had these transactions been completed on January 1, 2020.

The unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with (i) the unaudited financial statements of the Company as of and for the nine months ended September 30, 2021, included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, (ii) the audited financial statements of the Company as of and for the year ended December 31, 2020, included in its Annual Report on Form 10-K for the year ended December 31, 2020, (iii) the combined statements of revenues and certain operating expenses of the Q2 2021 Acquired Properties included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed on August 20, 2021, and (iv) the combined statements of revenues and certain operating expenses of Greenwood Village included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A to which these unaudited pro forma condensed consolidated financial statements are also filed as an exhibit.

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Company's management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the expected accounting impact for the Greenwood Merger, the Q2 2021 Mergers, and the related transactions.

The accompanying unaudited pro forma condensed consolidated financial statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the Greenwood Merger, the Q2 2021 Mergers and related transactions occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the property acquired in the Greenwood Merger discussed in the accompanying notes based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

Broad Street Realty, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

September 30, 2021

(Dollars in thousands)

	Broad Street Realty, Inc. Historical	Acquisition of Greenwood Village		Other Pro Forma Adjustments		Company Pro Forma
	A	B
Assets
Real estate properties
Land	$46,164	$3,934		$-		$50,098
Buildings and improvements	149,246	21,319		-		170,565
Intangible lease assets	29,637	4,335		-		33,972
Construction in progress	638	-		-		638
Less accumulated depreciation and amortization	(19,369)	-		-		(19,369)
Total real estate properties, net	206,316	29,588		-		235,904

Cash and cash equivalents	2,388	3,093		-		5,481
Restricted cash	8,626	596		-		9,222
Accounts receivable, net of allowances	2,014	157		(29)	E	2,142
Other assets, net	4,522	102		-		4,624
Total Assets	$223,866	$33,536		$(29)		$257,373

Liabilities and Equity
Liabilities
Mortgage and other indebtedness, net	$157,361	$23,108	C	$-		$180,469
Accounts payable and accrued liabilities	10,292	2,874		-		13,166
Unamortized intangible lease liabilities, net	2,579	398		-		2,977
Deferred tax liabilities	8,627	-		-		8,627
Payables due to related parties	4	-		-		4
Deferred revenue	571	302		-		873
Total liabilities	179,434	26,682		-		206,116

Equity
Preferred stock, $0.01 par value, 20,000 shares authorized, 500 shares outstanding at September 30, 2021	-	-		-		-
Common stock, $0.01 par value, 50,000,000 shares authorized, 31,791,790 pro forma shares issued and outstanding at September 30, 2021	290	28	D	-		318
Additional paid in capital	62,618	6,826	D	-		69,444
Accumulated deficit	(16,262)	-		(27)	E	(16,289)
Total Broad Street Realty, Inc. stockholders' equity	46,646	6,854		(27)		53,473
Noncontrolling interest	(2,214)	-		(2)	E	(2,216)
Total equity	44,432	6,854		(29)		51,257
Total Liabilities and Equity	$223,866	$33,536		$(29)		$257,373

Broad Street Realty, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2021

(Dollars in thousands, except per share amounts)

	Broad Street Realty, Inc. Historical	Revenues and Certain Direct Operating Expenses of Greenwood Village	Revenues and Certain Direct Operating Expenses of Q2 2021 Acquired Properties	Historical Combined	Other Pro Forma Adjustments		Company Pro Forma
Revenues	AA	BB	DD
Rental income	$14,629	$3,052	$2,421	$20,102	$30	EE, FF	$20,132
Commissions	2,060	-	-	2,060	(49)	FF	2,011
Management and other fees	934	-	-	934	(347)	FF	587
Total revenues	17,623	3,052	2,421	23,096	(366)		22,730

Operating expenses
Cost of services	1,346	-	-	1,346	-		1,346
Depreciation and amortization	8,415	-	-	8,415	2,096	EE	10,511
Property operating	3,873	1,367	842	6,082	(456)	FF	5,626
Bad debt expense	15	-	-	15	-		15
General and administrative	7,844	-	-	7,844	84	FF	7,928
Total operating expenses	21,493	1,367	842	23,702	1,724		25,426
Operating income (loss)	(3,870)	1,685	1,579	(606)	(2,090)		(2,696)

Other income (expense)
Interest and other income	8	-	-	8	-		8
Derivative fair value adjustment	261	-	-	261	-		261
Interest expense	(7,346)	-	-	(7,346)	(553)	GG	(7,899)
Gain on extinguishment of debt	1,530	-	-	1,530	-		1,530
Other expense	(12)	-	-	(12)	-		(12)
Total other income (expense)	(5,559)	-	-	(5,559)	(553)		(6,112)

Income tax benefit	2,316	-	-	2,316	258	HH	2,574
Net income (loss)	(7,113)	1,685	1,579	(3,849)	(2,385)		(6,234)
Less: Net loss attributable to noncontrolling interests	886	-	-	886	(167)	II	719
Net income (loss) attributable to common stockholders	$(6,227)	$1,685	$1,579	$(2,963)	$(2,552)		$(5,515)

Weighted average shares outstanding- basic and diluted	25,399,433						31,578,245

Net loss attributable to common stockholders per share	$(0.25)						$(0.17)	JJ

Broad Street Realty, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2020

(Dollars in thousands, except per share amounts)

	Broad Street Realty, Inc. Historical	Revenues and Certain Direct Operating Expenses of Greenwood Village	Revenues and Certain Direct Operating Expenses of Q2 2021 Acquired Properties	Historical Combined	Other Pro Forma Adjustments		Company Pro Forma
	AA	BB	CC
Revenues
Rental income	$15,864	$3,957	$5,749	$25,570	$73	EE, FF	$25,643
Commissions	2,437	-	-	2,437	(174)	FF	2,263
Management and other fees	1,358	-	-	1,358	(607)	FF	751
Total revenues	19,659	3,957	5,749	29,365	(708)		28,657

Operating expenses
Cost of services	1,685	-	-	1,685	-		1,685
Depreciation and amortization	9,939	-	-	9,939	5,960	EE	15,899
Property operating	3,914	1,599	2,109	7,622	(714)	FF	6,908
Bad debt expense	320	-	-	320	-		320
General and administrative	8,911	-	-	8,911	170	FF	9,081
Total operating expenses	24,769	1,599	2,109	28,477	5,416		33,893
Operating income (loss)	(5,110)	2,358	3,640	888	(6,124)		(5,236)

Other income (expense)
Interest and other income	55	-	-	55	-		55
Derivative fair value adjustment	(639)	-	-	(639)	-		(639)
Interest expense	(6,676)	-	-	(6,676)	(4,155)	GG	(10,831)
Other expense	(187)	-	-	(187)	-		(187)
Total other income (expense)	(7,447)	-	-	(7,447)	(4,155)		(11,602)

Income tax benefit	3,033	-	-	3,033	1,395	HH	4,428
Net income (loss)	(9,524)	2,358	3,640	(3,526)	(8,884)		(12,410)
Less: Net loss attributable to noncontrolling interests	1,379	-	-	1,379	(4)	II	1,375
Net income (loss) attributable to common stockholders	$(8,145)	$2,358	$3,640	$(2,147)	$(8,888)		$(11,035)

Weighted average shares outstanding- basic and diluted	22,029,408						31,113,138

Net loss attributable to common stockholders per share	$(0.37)						$(0.35)	JJ

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 — Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company and the historical statements of revenues and certain operating expenses of Greenwood Village and the Q2 2021 Acquired Properties.

The unaudited pro forma condensed consolidated financial statements present the impact of the Greenwood Merger and related transactions, as described in the introduction to the pro forma financial statements, on the Company’s financial position and results of operations. The unaudited pro forma condensed consolidated financial statements also present the impact of the Q2 2021 Mergers and related transactions, as described in the introduction to the pro forma financial statements, on the Company's results of operations.

Note 2 – Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

A. – Derived from the Company’s unaudited consolidated balance sheet as of September 30, 2021.

B. – Represents the pro forma adjustments for (i) the acquisition of the Greenwood Property in accordance with the applicable merger agreement for the Greenwood Merger; and (ii) the related origination of mortgage indebtedness by the Company and certain of its subsidiary. The Company accounted for the acquisition of Greenwood Village as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations. Amounts incurred by the Company or its affiliates attributable to the acquisition of Greenwood Village will be capitalized. The Company allocated the purchase price, including acquisition costs, to the individual assets acquired and liabilities assumed on a preliminary relative fair value basis.

The following table provides additional information regarding the total consideration for Greenwood Village (dollars in thousands):

Cash paid to prior owners	$121
Value of common shares issued	6,854
Prior owner debt and preferred equity paid off at closing	20,249
Transaction costs	417
Cash acquired in acquisitions	(409)
Total Cost of Acquisitions	$27,232

The following table represents the estimated relative fair value of the assets acquired and liabilities assumed related to the acquisition of Greenwood Village (dollars in thousands):

Land	$3,934
Building	18,357
Building and site improvements	2,962
Intangible lease assets	4,335
Total real estate assets acquired	29,588
Other assets	904
Total assets acquired	30,492
Accounts payable and accrued liabilities and deferred revenue	(2,862)
Intangible lease liabilities	(398)
Total liabilities assumed	(3,260)
Assets acquired net of liabilities assumed	$27,232

C. – Reflects the Company’s indebtedness in connection with the Greenwood Merger.

The following table provides a summary of the Company’s pro forma indebtedness (dollars in thousands).

	Maturity Date	Interest Rate	Balance
Greenwood Village Shopping Center Loan (net of discount of $118)	October 10, 2028	Prime minus 0.35% (1)	$23,383
Unamortized deferred financing costs			(275)
Pro forma net debt			$23,108

(1)
The Company has entered into an interest rate swap which fixes the interest rate of the loan at 4.082%.

D. – Reflects the issuance of 2,752,568 shares of common stock in connection with the Greenwood Merger valued based on the last reported sales price of the Company’s common stock on the OTC on the date of the Merger.

E. – Reflects the elimination of less than $0.1 million in accounts receivable related to management and other fees and commissions included in the Company’s historical balance sheet as of September 30, 2021, related to Greenwood Village.

Note 3 – Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

AA. – Derived from the Company’s consolidated statements of operations for the year ended December 31, 2020, and the nine months ended September 30, 2021 (unaudited).

BB. – Represents the combined historical revenues and certain direct operating expenses of Greenwood Village derived from the combined statements of revenues and certain direct operating expenses included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A to which these unaudited pro forma condensed consolidated financial statements are also filed as an exhibit.

CC. – Represents the combined historical revenues and certain direct operating expenses of the Q2 2021 Acquired Properties for the year ended December 31, 2020, derived from the combined statements of revenues and certain direct operating expenses included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed on August 20, 2021.

DD. – Represents the combined historical revenues and certain direct operating expenses of the Q2 2021 Acquired Properties as follows (i) for the three months ended March 31, 2021 derived from the combined statements of revenues and certain direct operating expenses included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed on August 20, 2021, and (ii) for the period from April 1, 2021, to the date of each of the Q2 2021 Mergers as derived from the Q2 2021 Acquired Properties books and records.

EE. – The Company made certain pro forma adjustments related to the historical revenues and expenses of Greenwood Village and the Q2 2021 Acquired Properties for the nine months ended September 30, 2021, and the year ended December 31, 2020, in order to derive consolidated pro forma results of operations from continuing operations for the Company for the nine months ended September 30, 2021, and the year ended December 31, 2020, respectively. These pro forma adjustments include the following:

•
Amortization of certain above- and below-market lease intangibles recorded as part of the acquisitions of approximately $0.1 million and $0.2 million included as an adjustment to rental income for the nine months ended September 30, 2021, and the year ended December 31, 2020, respectively.

•
Depreciation and amortization expense based on the Company’s allocation of the purchase price to land, building, and lease intangibles as required by ASC 805. Depreciation and amortization are calculated on a straight-line basis using the estimated remaining life of the assets. The estimated remaining life for the building acquired in connection with the Greenwood Merger is approximately 25 years. The estimated remaining life for the related site improvements is approximately 10 years. A range of one year to seven years was estimated for the other lease intangibles acquired. The estimated remaining lives for the buildings acquired in connection with the Q2 2021 Mergers range from 15 years to 25 years. The estimated remaining lives for the related site improvements range from 7.5 years to 10 years. A range of one year to nine years was estimated for the other lease intangibles acquired. These estimates, allocations and valuations are subject to change; therefore, these adjustments may not be reflective of the actual depreciation and amortization expense to be recognized by the Company.

FF. – Represents the elimination of historical commissions, property management and other fees, ground rent and allocated wages paid by certain of the property-owning entities to the Company or affiliates of the Company for management of Greenwood Village and Q2 2021 Acquired Properties. The commissions, property management and other fees, and ground rent adjustments eliminate the revenue recorded by the Company and the expense recorded by Greenwood Village and Q2 2021 Acquired Properties. The allocated wages adjustment eliminates the reduction in expense recorded by the Company and the expense recorded by Greenwood Village and Q2 2021 Acquired Properties.

GG. – Represents the adjustment to interest expense to reflect (i) the incurrence of the debt described in Note 2(B) above, (ii) the incurrence of the debt related to the Q2 2021 Acquired Properties as described in the introduction to the pro forma financial statements; and (iii) amortization of deferred financing costs and debt discounts associated with such debt as if such debt was outstanding beginning on January 1, 2020. A 0.125% increase or decrease in interest rates on the Company’s variable rate debt would result in a change in interest expense of less than $0.1 million for each of the nine months ended September 30, 2021, and the year ended December 31, 2020.

HH. – Reflects the income tax effect of the acquisitions of Greenwood Village and Q2 2021 Acquired Properties using a 21% estimated statutory tax rate.

II. – Represents the proportionate share of income (loss) attributable to noncontrolling interests of the Broad Street Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”).

JJ. – Pro forma net loss attributable to common stockholders per share-basic is calculated based on the pro forma weighted average common shares outstanding, which adjusts the historical weighted average common shares outstanding for the nine months ended September 30, 2021 and for the year ended December 31, 2020, for the issuance of 6,331,162 common shares in connection with the acquisitions of the Q2 2021 Acquired Properties and the issuance of 2,752,568 common shares in connection with the acquisition of Greenwood Village, resulting in a total of 31,578,245 weighted average common shares outstanding for the nine months ended September 30, 2021, and a total of 31,113,138 weighted average common shares outstanding for the year ended December 31, 2020. Net loss attributable to common stockholders per share-diluted is calculated by including the effect of dilutive securities. Potential dilution from (i) 500 common shares issuable upon conversion of shares of convertible preferred stock that were outstanding as of September 30, 2021, and December 31, 2020; (ii) 70,000 stock options that were outstanding as of September 30, 2021, and December 31, 2020; (iii) 213,545 restricted shares of common stock and 153,200 restricted shares of common stock that were outstanding as of September 30, 2021, and December 31, 2020, respectively; and (iv) 200,000 warrants issued on June 4, 2021 (as described above)

are excluded from the diluted shares calculation because the effect is antidilutive. The units of limited partnership interest in the Operating Partnership were excluded from the denominator because earnings were allocated to the noncontrolling interests in the calculation of the numerator.